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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 20, 2003

                               ARVINMERITOR, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)



             Indiana                             1-15983             38-3354643
 ----------------------------------         ----------------     -------------------
(State or other jurisdiction                   (Commission          (IRS Employer
      of incorporation)                          File No.)       Identification No.)
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                              2135 West Maple Road
                                 Troy, Michigan
                              ---------------------
                    (Address of principal executive offices)

                                   48084-7186
                                   ----------
                                   (Zip code)

Registrant's telephone number, including area code:  (248) 435-1000
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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         As discussed under Item 2. "Management's Discussion and Analysis of
Financial Condition and Results of Operations - Liquidity" in ArvinMeritor's
Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2003
(Form 10-Q), Standard & Poor's (S&P) placed ArvinMeritor on negative credit watch in the second quarter of fiscal year 2003, indicating that ArvinMeritor's credit rating was under review.

         On May 20, 2003, S&P lowered the rating for ArvinMeritor's long-term debt and senior unsecured debt to BB+ from BBB- and withdrew the rating on ArvinMeritor's short-term debt.

         As discussed in Note 14 of the Notes to Consolidated Financial
Statements in the Form 10-Q, ArvinMeritor has two unsecured credit facilities maturing on June 27, 2005 that provide for up to $1.15 billion of revolving borrowings. Borrowings under these facilities are subject to interest based on quoted LIBOR rates plus a margin, and a facility fee, both of which are based on ArvinMeritor's credit rating. As a result of the downgrading by S&P, the applicable margin over the LIBOR rate increased to 115 basis points from 105 basis points, and the facility fee increased to 22.5 basis points from 20 basis points. At March 31, 2003, ArvinMeritor had no borrowings outstanding under these credit facilities.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               ARVINMERITOR, INC.



                                               By: /s/  Vernon G. Baker, II
                                                   --------------------------
                                                        Vernon G. Baker, II
                                                        Senior Vice President
                                                        and General Counsel

Date: May 27, 2003